Exhibit 99.1

FOR IMMEDIATE RELEASE

SPCC REPORTS THIRD QUARTER FINANCIAL RESULTS

LIMA, PERU, October 21, 2004 - Southern Peru Copper Corporation (NYSE and LSE PCU) today reported net earnings of $131.9 million, or diluted earnings per share of $1.65, for the third quarter of 2004 compared with $36.1 million, or diluted earnings per share of 45 cents, for the third quarter of 2003.  For the first nine months of 2004, net earnings were $339.7 million, or diluted earnings per share of $4.25, compared to $76.1 million, or diluted earnings per share of 95 cents after the cumulative effect of a change in accounting principle, which reduced earnings per share by 2 cents for the first nine months of 2003.

Sales of products were $428.1 million in the third quarter of 2004 compared with $209.5 million in the third quarter of 2003.  Sales of products for the nine months of 2004 totaled $1,091.2 million compared with $552.7 million for the same period of the previous year.

The average price for copper on the London Metal Exchange (LME) and New York Commodity Exchange (COMEX) in the third quarter of 2004 was $1.29 per pound compared with 80 cents per pound for the same period in the prior year, on in both exchanges.   The average price for molybdenum, one of the Company’s principal by-products, was $16.90 per pound in the third quarter of 2004, compared with $5.67 per pound for the same period of 2003.  The price of silver, another important by-product was $6.49 per ounce on the COMEX in the third quarter of 2004, compared to $5.01 per ounce in the third quarter of 2003.

Mine copper production increased 4.1% to 226.0 million pounds in the third quarter of 2004 compared with the third quarter of last year.  This increase of 8.8 million pounds included 7.2 million pounds from the Toquepala mine, 4.5 million pounds from the Cuajone mine and a decrease of 2.9 million pounds in solvent extraction/electrowinning (SX/EW) production.  The increase in production from the Toquepala and Cuajone mines was largely the result of higher ore grades in the 2004 period.  The principal reason for the 2.9 million pound decrease in SX/EW production was lower grade of PLS (pregnant leaching solution).  Mine molybdenum production increased 15.5% to 6.3 million pounds in the third quarter of 2004 compared with the third quarter of last year.  This increase of 0.8 million pounds was principally a result of higher ore grade.

Commenting on the Company’s economic results for the third quarter of 2004, Mr. Oscar Gonzalez Rocha, President and General Director of SPCC said, “The improvement in earnings for the third quarter of 2004 is principally due to the continued robust metal prices and the slight increase in sales of Company products.”

Reporting on the Company’s investment program, Mr. Gonzalez Rocha said, “The Ilo smelter modernization project is moving ahead on schedule with detailed engineering and construction work in process in order to finish by the end of 2006.  Additionally, the Company’s leaching dumps, crushing and conveying project at the Toquepala mine is also progressing on schedule.  The leaching dumps project investment through September 2004 is on schedule.  The total budgeted investment for this project is $70 million and is planned for completion in mid-2005 with projected annual operating cost savings of $25 million.”

Southern Peru Copper Corporation is one of Peru’s largest companies and one of the ten largest copper producers worldwide.  The ownership of SPCC’s shares, either directly or through subsidiaries, is as follows: Grupo Mexico (54.2%), Cerro Trading Company (14.2%), Phelps Dodge (14.0%) and other shareholders (17.6%).

Southern Peru Copper Corporation

and Subsidiaries

SUMMARY OF EARNINGS

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003		2004	2003
	(in millions, except for per share data)
			%			%
Sales	$428.1	$209.5	104.3	$1,091.2	$552.7	97.4

Earnings before taxes on income and minority interest of investment shares and non-recurring items	210.1	56.3	273.2	532.7	125.1	325.8

Taxes on income	77.1	19.8	289.4	190.2	46.7	307.3

Minority interest of investment shares	1.1	0.4	175.0	2.8	0.7	300.0

Earnings before cumulative effect of the change in accounting principle	131.9	36.1	265.4	339.7	77.6	337.8

Cumulative effect of the change in accounting principle, net of income tax	—	—	—	—	1.5	—

Net earnings	$131.9	$36.1	265.4	$339.7	$76.1	346.4

Weighted average common shares outstanding (Basic)	80.0	80.0		80.0	80.0
Weighted average common shares outstanding (Diluted)	80.0	80.0		80.0	80.0

Per common share amounts:
Earnings before cumulative effect of the change in accounting principle	$1.65	$0.45		$4.25	$0.97
Cumulative effect of the change in accounting principle	—	—		—	$(0.02)
Net earnings - Basic and Diluted	$1.65	$0.45		$4.25	$0.95
Dividends paid	$0.76	$0.14		$1.57	$0.36

Southern Peru Copper Corporation

and Subsidiaries

Average Metal Prices

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	%	2004	2003

Copper (per pound - LME)	$1.29	$0.80	61.3	$1.27	$0.76	67.1

Copper (per pound - COMEX)	$1.29	$0.80	61.3	$1.25	$0.77	62.3

Silver (per ounce - COMEX)	$6.49	$5.01	29.5	$6.48	$4.76	36.1

Molybdenum (per pound - Metals Week Mean)	$16.90	$5.67	198.1	$13.25	$4.98	166.1

Metal Production and Sales

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	%	2004	2003	%

Copper (000s pounds)
Mined	226,000	217,200	4.1	653,100	613,500	6.5
Refined	176,600	184,400	(4.2)	529,400	546,500	(3.1)
Sales	219,800	217,400	1.1	614,000	600,400	2.3

Silver (000s ounces)
Mined	1,288	1,220	5.6	3,210	3,054	5.1
Refined	896	884	1.4	2,760	2,598	6.2
Sales	1,162	1,078	7.8	3,263	2,925	11.6

Molybdenum (000s pounds)
Mined	6,281	5,439	15.5	15,992	14,524	10.1
Sales	6,344	5,500	15.3	16,087	14,620	10.0

Southern Peru Copper Corporation
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003		2004	2003
	(in thousands, except for per share data)
			%			%
Net sales	$428,085	$209,486	104	$1,091,164	$552,712	7

Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	188,193	119,522	57	465,726	336,859	38
Administrative and other expenses	6,717	6,565	2	21,439	20,290	6
Depreciation, amortization and depletion	19,880	18,315	9	57,557	54,684	5
Exploration expense	1,578	5,914	(73)	6,167	9,070	(32)
Total operating costs and expenses	216,368	150,316	44	550,889	420,903	31

Operating income	211,717	59,170	258	540,275	131,809	310

Interest income	1,417	846	67	3,618	2,372	53
Other income (expense)	(787)	(315)	150	(2,829)	541	(623)
Interest expense	(2,170)	(3,441)	(37)	(8,355)	(9,654)	(13)

Earnings before taxes on income, minority interest and cumulative effect of the change in accounting principle	210,177	56,260	274	532,709	125,068	326

Taxes on income	77,087	19,815	289	190,213	46,726	307

Minority interest of investment shares	1,144	354	223	2,828	744	280

Earnings before cumulative effect of the change in accounting principle	131,946	36,091	266	339,668	77,598	338

Cumulative effect of the change in accounting principle, net of income tax.	—	—		—	1,541

Net earnings	$131,946	$36,091	266	$339,668	$76,057	347

Per common share amounts:
Earnings before cumulative effect of the change in accounting principle	$1.65	$0.45	266	$4.25	$0.97
Cumulative effect of the change in accounting principle	—	—		—	(0.02)
Net earnings - basic and diluted	$1.65	$0.45	266	$4.25	$0.95
Dividends paid	$0.76	$0.14	443	$1.57	$0.36

Weighted average common shares outstanding (Basic)	80,017	80,013		80,016	80,013
Weighted average common shares outstanding (Diluted)	80,017	80,029		80,016	80,020

Southern Peru Copper Corporation

and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(in thousands)		(in thousands)

OPERATING ACTIVITIES:
Net earnings	$131,946	$36,091	$339,668	$76,057
Cumulative of effect of the change in accounting principle, net of income tax	—	—	—	1,541
Depreciation, amortization and depletion	19,880	18,315	57,557	54,684
Capitalized mine stripping	(7,403)	(9,981)	(25,111)	(29,223)
Minority interest of investment shares	1,144	354	2,828	744
Cash provided from (used for) operating assets and liabilities	39,945	6,660	30,190	5,562
Other, net	7,370	2,265	11,166	7,630
Net cash provided from operating activities	192,882	53,704	416,298	116,995

INVESTING ACTIVITIES:
Capital expenditures	(48,330)	(18,362)	(109,972)	(34,366)
Other, net	—	52	—	55
Net cash used for investing activities	(48,330)	(18,310)	(109,972)	(34,311)

FINANCING ACTIVITIES:
Debt incurred (repaid)	—	—	(55,000)	50,000
Escrow (deposits) withdrawals on long-term loans	—	—	(5,241)	183
Dividends paid	(60,413)	(10,826)	(125,386)	(27,308)
Distribution to minority interest	(471)	(84)	(978)	(267)
Treasury stock and investment share purchases, net	(6)	(189)	(33)	(495)
Net cash provided from (used for) financing activities	(60,890)	(11,099)	(186,638)	22,113

Effect of exchange rate changes on cash	2,982	69	3,457	2,615

Net increase in cash and cash equivalents	$86,644	$24,364	$123,145	$107,412

Southern Peru Copper Corporation

and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited)

		September 30, 2004	December 31, 2003	Variance
		(in thousands)
	ASSETS
	Current assets:
	Cash and cash equivalents	$418,617	$295,472	41.7%
	Accounts receivable, net	183,986	89,238	106.2
	Inventories	106,998	76,692	39.5
	Other current assets	15,411	14,549	5.9
	Total current assets	725,012	475,951	52.3

	Net property	1,175,026	1,118,202	5.1
	Capitalized mine stripping, net	234,164	215,207	8.8
	Intangible assets	106,941	109,007	(1.9)
	Other assets	15,673	12,385	26.5
	Total Assets	$2,256,816	$1,930,752	16.9%

	LIABILITIES
	Current liabilities:
	Current portion of long-term debt	$26,504	$60,000	(65.5)%
	Accounts payable	75,560	48,322	56.4
	Accrued liabilities	204,665	78,875	159.5
	Total current liabilities	306,729	187,197	63.9

	Long-term debt	267,539	289,043	(7.4)
	Deferred income taxes	116,890	110,075	6.2
	Other liabilities and reserves	20,545	15,854	29.6
	Asset retirement obligation	5,549	5,267	5.1
	Total non-current liabilities	410,523	420,239	(2.3)

	MINORITY INTEREST	9,808	7,913	23.9

	STOCKHOLDERS’ EQUITY
	Common stock (a)	261,946	261,875	—
	Retained earnings	1,267,810	1,053,528	20.3
	Total stockholders’ equity	1,529,756	1,315,403	16.3
	Total Liabilities, Minority Interest and Stockholders’ Equity	$2,256,816	$1,930,752	16.9%

(a) Common Shares:	Authorized	34,009	34,099
	Outstanding	14,116	14,113

	Class A Common Shares: Authorized and Outstanding	65,901	65,901

Southern Peru Copper Corporation
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(in thousands)		(in thousands)

CAPITAL STOCK:
Common Stock, balance at beginning and end of period	$143	$143	$143	$143

Class A Common Stock, balance at beginning and end of period	$659	$659	$659	$659

ADDITIONAL PAID-IN CAPITAL, balance at beginning and end of period	$265,745	$265,745	$265,745	$265,745

TREASURY STOCK:
Balance at beginning of period	$(4,658)	$(4,810)	$(4,672)	$(4,810)
Used for corporate purposes	57	34	71	34
Balance at end of period	$(4,601)	$(4,776)	$(4,601)	$(4,776)

RETAINED EARNINGS:
Balance at beginning of period	$1,196,276	$1,003,133	$1,053,528	$979,649
Net earnings	131,947	36,091	339,668	76,057
Dividends paid	(60,413)	(10,826)	(125,386)	(27,308)
Stock awards	—	—	—	—
	1,267,810	1,028,398	1,267,810	1,028,398

TOTAL STOCKHOLDER’S EQUITY	$1,529,756	$1,290,169	$1,529,756	$1,290,169